UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia		22560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2012, the Board of Directors of Eastern Virginia Bankshares, Inc. (the “Company”) adopted amended Bylaws of the Company to update the Company’s corporate governance practices. The Bylaws were amended to:

•

Provide the Board with flexibility to schedule the annual meeting of shareholders on any date the Board may determine (Article I, Section 1.1(a)). The previous provision required the annual meeting of shareholders to be held during the months of March, April or May.

•	Expand procedures for delivery of notice of meetings of shareholders (Article I, Section 1.3);

•

Authorize both the chairman of the meeting and a majority of the shareholders present to adjourn or postpone a meeting of shareholders if a quorum is not present and clarify that, at any adjourned or postponed meeting of shareholders, any business may be transacted that could have been transacted at the meeting as originally notified (Article I, Section 1.4). The previous provision only authorized a majority of shareholders present at the meeting to adjourn a meeting of shareholders if a quorum is not present;

•	Clarify the voting entitlement of shares of the Company (Article I, Section 1.5);

•

Update procedures for shareholders to nominate directors for election and present business for consideration at meetings of shareholders, to facilitate compliance with applicable rules and regulations of the Securities and Exchange Commission and provide the Company with additional information about a shareholder proposal or nominee (Article I, Section 1.6);

•	Expressly provide that the Board shall appoint one or more inspectors of election at meetings of shareholders (Article I, Section 1.8);

•	Delete the requirement that each director must be a resident of the Commonwealth of Virginia (Article II, Section 2.2);

•

Clarify that honorary and advisory directors may not participate in policy discussions or have the power of final decision in matters concerning the business of the Company and its subsidiaries (Article II, Section 2.4);

•	Clarify that, in the presence of a quorum of the Board of Directors, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors (Article II, Section 2.6);

•

Expressly provide that an annual meeting of the Board of Directors shall be held as soon as practicable following the adjournment of the Company’s annual meeting of shareholders, and update procedures for notifying directors of meetings of directors, including to expressly provide that notice may be given via electronic transmission as permitted under the Virginia Stock Corporation Act (“VSCA”) (Article II, Section 2.7);

•	Expressly permit directors to participate in any Board or committee meeting through conference calls or other types of remote participation (Article II, Section 2.8);

•	Expressly provide that the Board of Directors may act by unanimous written consent in lieu of meeting (Article II, Section 2.9);

•	Clarify the provisions regarding removal of an officer to conform more closely to the VSCA (Article III, Section 3.2);

•

Add sections to expressly provide that officers shall have such duties as generally pertain to their respective offices and such powers and duties as shall be described by the Bylaws or conferred by the Board, and that the Chairman of the Board and the President may also prescribe additional duties (Article III, Section 3.4 and Section 3.11). These provisions were added to provide increased flexibility regarding the powers and duties of the Company’s officers, consistent with the VSCA.

•	Remove from the Chairman of the Board the authority to appoint all standing and temporary committees (Article III, Section 3.5);

•	Delete the requirements that the Chairman of the Board and the President serve as ex officio members of all standing committees (Article III, Section 3.5 and Section 3.7);

•	Expressly provide that shares of the Company’s capital stock may be certificated or uncertificated (Article IV, Section 4.1);

•

Expand the provisions related to the Board of Directors fixing a record date for meetings of shareholders and payment of dividends or other distributions, and clarify provisions regarding the record date for postponed or adjourned meetings of shareholders (Article IV, Section 4.6);

•	Expressly provide that the fiscal year of the Company shall end on December 31 (Article V, Section 5.2);

•

Expressly provide that the Board of Directors may amend the Bylaws, except with respect to certain sections of the Bylaws that may only be adopted or modified by the Company’s shareholders (Article V, Section 5.6); and

•	Make other non-substantive and conforming changes.

The preceding description is qualified in its entirety by reference to the text of the amended Bylaws, a copy of which is attached hereto and filed as Exhibit 3.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.3	Bylaws of Eastern Virginia Bankshares, Inc., as amended December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: December 21, 2012

	By:	/s/ Joe A. Shearin
Joe A. Shearin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.3	Bylaws of Eastern Virginia Bankshares, Inc., as amended December 20, 2012.